EXHIBIT 99.2

Citizens First Bancorp, Inc. Acquisition of Metro Bancorp, Inc.

Metrobank Locations Headquartered in Farmington Hills Operates four offices in Oakland County Office locations include: Address City Date Opened Deposits 06-30-02 ($000) 33205 Grand River Avenue Farmington 08/31/73 $41,324 37000 Grand River Avenue, Suite 10 Farmington Hills 01/18/63 $35,102 34391 Twelve Mile Road Farmington Hills 02/23/87 $31,105 7950 W Maple Road West Bloomfield 11/21/94 $12,441

Metrobank Office Map Metrobank Locations (In Red) CTZN Locations (In Black)

Metrobank Detailed Office Map

Strategic Rationale Leverage capital base of CTZN Expand footprint of CTZN Enhanced growth prospects of market Quality franchise of Metrobank

Metrobank Market Demographic Characteristics Location Current Population 1990-2002 Population Growth Estimated 5 Year Growth In Population Farmington Hills 83,070 11.3% 3.3% Oakland County 1,208,128 11.5% 3.2% State of Michigan 10,016,365 7.8% 2.2% Location Median Household Income Median Household Wealth Median Housing Value Farmington Hills $90,973 $195,041 $255,783 Oakland County $74,452 $167,410 $168,578 State of Michigan $48,979 $112,723 $99,447

Market Share Analysis Farmington Hills, Farmington, West Bloomfield Holding Company 6/02 Deposits 6/02 Market Share Comerica Inc. $870,666 28.3% LaSalle Bank Corporation $608,713 19.8% Bank One Corp. $449,126 14.6% Charter One Financial $312,650 10.1% Flagstar Bancorp Inc. $133,859 4.3% Metro Bancorp, Inc. $119,972 3.9% Huntington Bancshares Inc. $116,133 3.8% National City Corp. $110,109 3.6% All Others (11 BHC) $359,786 11.6% TOTAL $3,081,014 100.0%

Metrobank Total Assets ($Millions) 1998 1999 2000 2001 2002 East 107.854 116.162 119 135 147

Metrobank Net Income ($Millions) 1998 1999 2000 2001 2002 East 1.084 0.832 1.1 1.2 1.5

Metrobank Return on Average Assets 1998 1999 2000 2001 2002 East 0.0104 0.0077 0.0094 0.009 0.0104

Consideration fixed at $30 Million in cash 181% of December 31, 2002 Metro Bancorp, Inc. total common equity 20.1 times 2002 Metro Bancorp, Inc. net income Key Financial Terms

Guideline Transactions All Bank Transactions Announced Since 12-31-01 Quarter # of Deals Price/Book Price/Earnings 1Q 03 30 203% 19.9 4Q 02 40 163% 18.0 3Q 02 57 182% 19.6 2Q 02 47 168% 18.4 1Q 02 33 169% 17.9 CTZN/Metro 181% 20.1

Pro Forma CTZN Projected Earnings Per Share Effect Adjusted for Metro Bancorp Transaction Assumes Year-End 2003 Closing 2004 2005 CTZN Stand-Alone $1.75* $2.15* CTZN Pro Forma $1.87 $2.33 $ Change Per Share $0.12 $0.18 % Change Per Share 6.9% 8.4% *Source: First Call Earnings Estimate